SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2002

THE BEAR STEARNS COMPANIES INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York            10179
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Filed herewith is a copy of The Bear Stearns Companies Inc. (the “Company”) Press Release, dated September 18, 2002, announcing earnings for the Company for the three months ended August 31, 2002, which includes the Unaudited Consolidated Statements of Income of the Company for the three and nine months ended August 31, 2002 and August 31, 2001, and the three months ended May 31, 2002. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company’s business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                          (a) Financial Statements of business acquired:

                                         Not applicable.

                          (b) Pro Forma financial information:

                                         Not applicable.

                          (c) Exhibit:

                                         (99) Press Release, dated September 18, 2002.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    THE BEAR STEARNS COMPANIES INC.

By:	/s/ Marshall J Levinson Marshall J Levinson Controller (Principal Accounting Officer)

Dated: September 19, 2002

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.                               Description

(99)                                    Press Release, dated September 18, 2002

Contact:  Elizabeth Ventura (212) 272-9251
                 Kerri Kelly             (212) 272-2529

THE BEAR STEARNS COMPANIES INC. REPORTS 2002 THIRD QUARTER
EARNINGS OF $1.23 PER SHARE, UP 29.5% YEAR OVER YEAR

Net Income Up 22.2% to $164.4 Million

Quarterly Common Stock Cash Dividend Increased 13.3% to $0.17

        NEW YORK, New York –September 18, 2002–The Bear Stearns Companies Inc. (NYSE:BSC) reported today net earnings per share (diluted) of $1.23 for the third quarter ended August 31, 2002, up 29.5% from $0.95 per share (diluted) for the quarter ended August 31, 2001. Net income for the third quarter of 2002 was $164.4 million, up 22.2% from $134.6 million for the third quarter of 2001. Net revenues were $1.15 billion for the third quarter, down 4.2% from $1.2 billion for the third quarter of 2001. Annualized return on average common stockholders’ equity for the current quarter was 13.3% and for the trailing 12-month period ended August 31, 2002, was 18.1%.

        “Our solid performance this quarter, given extremely challenging market conditions, clearly demonstrates the benefits of our balanced business mix and rigorous expense management. As a reflection of the strength of our earnings and the confidence we have in the future, we have increased our quarterly cash dividend on common stock by approximately 13 percent,” said Bear Stearns chairman and chief executive officer James E. Cayne. “Operating profits were up, despite a decline in net revenues, largely due to the fact that expense reductions from our margin improvement program have now been realized and incorporated into our earnings. As markets continue to be challenging, we believe our disciplined approach to risk and spending is the most prudent way to operate our businesses,” said Mr. Cayne.

A brief discussion of the firm’s business segments, compared with the prior year quarter, follows:

CAPITAL MARKETS

Net revenues for the Capital Markets segment were $859.5 million for the quarter ended August 31, 2002, down 1.7% from $874.3 million for the third quarter last year.

  Institutional Equities net revenues were $298.0 million for the third quarter of 2002, a 21.8% increase versus $244.7 million for the comparable prior year quarter. This improvement is a result of increased customer volume in active markets during the quarter.

  Fixed Income net revenues were $427.6 million, up 2.8% from $416.1 million reported for the quarter ended August 31, 2001. Mortgage-backed securities activity continued to be strong reflecting favorable market conditions. Difficult credit markets led to a decline in the investment grade, distressed and high yield areas.

  Investment Banking net revenues were $133.9 million for the quarter ended August 31, 2002, down 37.3% from $213.5 million for the quarter ended August 31, 2001. These results reflect the weak investment banking environment overall, which reported decreases in market activity in both the initial public offering and mergers and acquisitions areas.

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were $186.6 million for the quarter ended August 31, 2002, down 2.8% from $192.0 million for the quarter ended August 31, 2001. The decrease in net revenues is attributable to lower levels of net interest profits associated with a decline in average customer margin debt balances. Average customer margin debt balances were $33.7 billion during the quarter ended August 31, 2002, down from $38.3 billion in the comparable quarter of fiscal 2001. Customer short balances averaged $52.1 billion for the third quarter of 2002, as compared with $56.2 billion for the third quarter of 2001.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended August 31, 2002 were $124.0 million, a decline of 3.1% from $128.0 million for the quarter ended August 31, 2001.

  Private Client Services revenues were relatively unchanged for the third quarter of 2002 from the August quarter in 2001. Retail investor activity continues to be weak, as individual investors remain inactive in the marketplace.

  Management fee revenue in the Asset Management Division decreased due to a decline in assets under management. As of August 31, 2002, total assets under management stood at $23.2 billion, down 1.3% from $23.5 billion at August 31, 2001. Alternative investment products under management totaled $6.2 billion as of August 31, 2002, a 6.9% increase from August 31, 2001. Mutual funds under management were $4.9 billion, as of August 31, 2002, a decrease of 12.5% from the end of the same period in 2001.

EXPENSES

Non-interest expenses declined 9.1% to $909.2 million during the quarter from $1.0 billion in the August 2001 quarter. Compensation as a percent of net revenues was 51.6% for the third quarter as compared with 52.7% in the quarter ended August 31, 2001. Non-compensation expenses were $313.6 million for the quarter ended August 31, 2002, down 14.1% from $365.0 million for the comparable prior year period. As a result of the decline in non-interest expenses, the pre-tax profit margin for the third quarter increased to 21.2%, as compared with 17.0% in the prior year period.

        As of August 31, 2002, total capital, including stockholders’ equity and long-term borrowings, was $29.6 billion. Book value as of August 31, 2002 was $38.10 per share, based on 146.5 million shares outstanding.

QUARTERLY COMMON STOCK CASH DIVIDEND INCREASED

        The Board of Directors of The Bear Stearns Companies Inc. declared a regular, quarterly cash dividend of 17 cents per share on the outstanding shares of common stock, an increase of two cents per share from the prior quarter, payable October 31, 2002, to stockholders of record on October 17, 2002.

QUARTERLY PREFERRED CASH DIVIDENDS DECLARED

        The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable October 15, 2002 to stockholders of record on September 30, 2002. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable October 15, 2002 to stockholders of record on September 30, 2002.

        Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. With approximately $29.6 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer clearing services, including clearing and securities lending. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.

***
Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2001 Annual Report to Stockholders and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in the company’s Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held on Wednesday, September 18th, at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-305-1078 (or 1-703-871-3026 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1:00 p.m. E.S.T. The passcode for the replay is 6205646. The replay will be available until 11:59 p.m. on Friday, September 27th. If you have any questions on how to obtain access to the conference call, please contact Kerri Kelly at 1-212-272-2529 or via email at kkelly@bear.com.